UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2023

Coliseum Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40514	98-1583230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100

Las Vegas, NV 89144

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 781-4314

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A ordinary share, par value $0.001 per share, and one-third of one redeemable warrant	MITAU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.001 per share	MITA	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	MITAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2023, the board of directors (“Board”) of Coliseum Acquisition Corp. (the “Company”) increased the size of the Board from four to five directors and appointed Charles Wert to fill the resulting vacancy. Mr. Wert will serve as a Class III director with a term expiring at the Company’s third annual meeting of stockholders. Mr. Wert has served as the Company’s Chief Executive Officer since July 25, 2023. Mr. Wert previously executed the Company’s standard form of indemnity agreement for directors and officers, which is described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 27, 2023. Mr. Wert does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coliseum Acquisition Corp.

	By:	/s/ Oanh Truong
		Name:	Oanh Truong
		Title:	Chief Financial Officer

Dated: August 15, 2023